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                                                                    EXHIBIT 21.1


                    SUBSIDIARIES OF VERSO TECHNOLOGIES, INC.


Name                                        State of Formation
----                                        ------------------

MessageClick, Inc.                          Delaware
Eltrax International, Inc.                  Pennsylvania
NACT Telecommunications, Inc.               Delaware
Telemate.Net Software, Inc.                 Georgia
Clarent Canada Ltd.                         Quebec, Canada